Exhibit 23.


                     CONSENT  OF  INDEPENDENT  ACCOUNTANTS


   We hereby consent to the incorporation by reference in the prospectuses constituting part of the Registration Statements listed below of our reports dated February 10, 1998, relating to the Consolidated Financial Statements of USX Corporation, the Financial Statements of the Marathon Group and the Financial Statements of the U. S. Steel Group, appearing on pages U-1, M-1 and S-1, respectively, of this Form 10-K:

On Form S-3:             Relating to:

  File No. 33-34703      Marathon Group Dividend Reinvestment Plan
           33-43719      U. S. Steel Group Dividend Reinvestment Plan
           33-50191      USX Corporation Debt Securities, Preferred
                          Stock and Common Stock
           33-51621      USX Corporation Debt Securities, Preferred
                          Stock and Common Stock
           33-52937      USX Debt Securities
           33-56659      Marathon Group Common Stock
           33-57997      Marathon Group Dividend Reinvestment Plan
           33-60142      USX Corporation Debt Securities
           33-60172      U. S. Steel Group Dividend Reinvestment Plan


On Form S-8:             Relating to:

  File No. 33-6248       1986 Stock Option Plan
           33-8669       Marathon Oil Company Thrift Plan
           33-38025      1990 Stock Plan
           33-41864      1990 Stock Plan
           33-48116      Parity Investment Bonus
           33-54333      Parity Investment Bonus
           33-60667      Parity Investment Bonus
           33-56828      Marathon Oil Company Thrift Plan
           33-52917      Savings Fund Plan
          333-00429      Savings Fund Plan
          333-29699      1990 Stock Plan
          333-29709      Marathon Oil Company Thrift Plan


                                 PRICE WATERHOUSE LLP


600 Grant Street
Pittsburgh, PA  15219-2794
March 4, 1998